Exhibit 23.1

TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,

50400 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

QUESTCORP GLOBAL INC

No. 36-4, Jalan Metro Pudu

Fraser Business Park

Off Jalan Yew

55100 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No.6 of Questcorp Global Inc of our report date March 16, 2020, relating to our audit of the consolidated balance sheets of Questcorp Global Inc as of March 31, 2019 and March 31, 2018 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year ended of March 31, 2019 and March 31, 2018.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
April 16, 2020